                                                                      EXHIBIT 2.


                                                     MONY Life Insurance Company
                                                     1740 Broadway
                                                     New York, NY 10019

October 31, 2001


By EDGAR

MONY Life Insurance Company
1740 Broadway
New York, New York 10019

Gentlemen:

In my capacity as Vice President-Variable Products and Broker-Dealer Operations Counsel of MONY Life Insurance Company, I have supervised the preparation and review of the Registration Statement on Form S-6 (Registration No. 811-6217) filed by MONY Life Insurance Company ("MONY") with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of last survivor flexible premium variable life insurance policies ("Policies") to be issued by MONY, the premium payments for which may be allocated by purchasers of the Policies to MONY Variable Account L ("Account"). I am familiar with the establishment of the Account by the Board of Directors of MONY on November 28, 1990 as a separate account under the laws of the State of New York.

My opinion is as follows:

1. MONY has been duly organized under the laws of the State of New York, is a validly existing corporation, and has been duly authorized to issue the Policies.

2. The Account has been duly created and is validly existing as a separate account pursuant to the aforesaid provisions of New York law.

3. The portion of the assets to be held in the Account equal to the reserve and other liabilities for variable benefits under the Policies is not chargeable with liabilities arising out of any other business MONY may conduct.

4. The Policies, when issued as contemplated by the Registration Statement, will be legal, validly issued, and binding obligations of MONY in accordance with their terms.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as I judged to be necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to it under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

Very truly yours,


/S/ ARTHUR D. WOODS
Arthur D. Woods
Vice President-Variable Products and
Broker-Dealer Operations Counsel